Luxfer Holdings PLC Announces 2019 Fourth Quarter and Full-Year Financial Results

Fourth Quarter 2019 Summary
(based on year-over-year comparisons unless otherwise noted)

•	Net sales of $99.5 million decreased 10.3%, including a 3.5% decrease due to the divestment of the Czech recycling operations

•
GAAP net loss was $2.4 million or $0.09 per share, including $6.3 million in restructuring, impairment, acquisition-related and other expenses, improved from a net loss of $0.31 per share in Q4’19; adjusted EPS of $0.22 versus prior year of $0.40

•	Adjusted EBITDA of $12.7 million decreased 20.6%; adjusted EBITDA margin of 12.8% decreased 160 basis points

Full Year 2019 Summary
(based on year-over-year comparisons unless otherwise noted)

•	Net sales of $443.5 million decreased 9.1%, including a 1.9% unfavorable impact from currency and a 1.7% decrease due to the divestment of the Czech recycling operations

•
GAAP net income was $3.1 million, or $0.11 per share, including $34.8 million in restructuring, impairment, acquisition-related and other expenses, declined from $0.90; adjusted EPS of $1.43 versus prior year of $1.69

•	Adjusted EBITDA of $68.1 million decreased 14.4%; adjusted EBITDA margin of 15.4% decreased 90 basis points

MANCHESTER, UK - (BUSINESS WIRE) - Luxfer Holdings PLC (NYSE: LXFR), a global manufacturer of highly-engineered industrial materials, today announced financial results for the fourth quarter and full-year of 2019, which ended December 31, 2019. Financial results for all periods are presented in U.S. GAAP.

Fourth Quarter 2019 Results
Consolidated net sales decreased 10.3% to $99.5 million from $110.9 million year-over-year. Excluding the $3.9 million divestment of the Czech recycling operation, core sales decreased 7.0%. The decrease in sales is primarily due to lower demand for Superform luxury automotive products and the general slowdown in Luxfer’s industrial end markets. Sales growth in our defense end market and alternative fuel products partially offset these decreases.
GAAP net loss was $2.4 million, or $0.09 per diluted share, compared with a net loss of $8.5 million, or $0.31 per diluted share, for the prior year. Results include $6.3 million in restructuring, impairment, acquisition-related and other expenses attributed to the Company’s transformation plan, compared to $22.8 million of restructuring expenses in the fourth quarter of 2018.

Adjusted net income decreased to $6.2 million from $11.2 million for the same period a year ago. Adjusted diluted earnings per share decreased to $0.22 from $0.40 a year ago. Adjusted EBITDA was $12.7 million, compared to $16.0 million in the fourth quarter of 2018. Adjusted EBITDA margin of 12.8% decreased 160 basis points from 14.4% in the fourth quarter of 2018.
“While the tough industrial market impacted fourth quarter sales, we were able to mitigate the impact through growth in alternative fuel products," stated Luxfer’s Chief Executive Officer, Alok Maskara. "We made solid progress on our transformation plan, which delivered $5 million in annual cost savings in 2019, and we continued to reshape our product portfolio. We are fully confident in achieving the additional $10 million in net cost savings initiatives while continuing to invest in future growth through product innovation, commercial excellence and talent development.”

Full Year 2019 Results
Consolidated net sales decreased 9.1% to $443.5 million from $487.9 million year-over-year. Excluding the $8.3 million divestment of the Czech recycling operation and $9.5 million of unfavorable currency impact, core sales decreased 5.6%. The decrease in sales is primarily due to destocking of SoluMag® magnesium alloy products used in fracking applications, lower demand for Superform luxury automotive products, and the general slowdown in Luxfer’s industrial end markets. Sales growth in alternative fuel and zirconium products partially offset these decreases.
GAAP net income was $3.1 million, or $0.11 per diluted share, compared with net income of $25.0 million, or $0.90 per diluted share, for the prior year. Results include $34.8 million in restructuring, impairment, acquisition-related and other expenses attributed to the Company’s transformation plan compared to $24.9 million of restructuring charges in 2018.
Adjusted net income decreased to $39.8 million from $46.8 million a year ago. Adjusted diluted earnings per share decreased 15.4% to $1.43 from $1.69 a year ago. Adjusted EBITDA decreased 14.4% to $68.1 million from $79.6 million a year ago. Adjusted EBITDA margin of 15.4% decreased 90 basis points from 16.3%.

Fourth Quarter 2019 Segment Results
(based on year-over-year comparisons unless otherwise noted)
Elektron Segment
Fourth Quarter

•
Net sales of $46.6 million decreased 14.8% from $54.7 million. The divestment of the Czech recycling operation negatively impacted sales by $3.9M, or 7.1%. The core sales decrease was driven by the general slowdown in industrial end markets and lower shipments of SoluMag® magnesium alloy products.

•	Adjusted EBITDA of $7.3 million decreased 26.3%, while EBITDA margin of 15.7% decreased 240 basis points.

Full Year

•
Net sales of $219.9 million decreased 12.0% from $249.8 million. Foreign currency reduced sales by $4.5 million, or 1.8%, while the divestment of the Czech recycling operations negatively impacted sales by $8.3M, or 3.3%. The sales decrease was driven by lower shipments of SoluMag® magnesium alloy products, as well as general softness in the industrial end market.

•	Adjusted EBITDA of $44.8 million decreased 20.3%, while EBITDA margin of 20.4% decreased 210 basis points. Elektron delivered $2.3 million of net cost savings within the year.

Gas Cylinders Segment
Fourth Quarter

•
Net sales of $52.9 million decreased 5.9% from $56.2 million. Continued growth in alternative fuel cylinder products partially offset lower demand for industrial aluminum cylinders and Superform products for European luxury automobiles.

•	Adjusted EBITDA of $5.4 million decreased 11.5%, while EBITDA margin of 10.2% decreased 70 basis points.
Full Year

•
Net sales of $223.6 million decreased 6.1% from $238.1 million. Foreign currency reduced sales by $5.0 million, or 2.1%. The sales decrease was driven by lower shipments of cylinders used in industrial applications and lower demand for Superform products. Continued growth in alternative fuel products partially offset these declines.

•	Adjusted EBITDA of $23.3 million decreased 0.4%, while EBITDA margin of 10.4% increased 60 basis points. Gas Cylinders delivered $2.6 million of net cost savings within the year.

Capital Resources and Liquidity
Free Cash Flow (net cash from operations less capital expenditures) was an outflow of $8.1 million for the year compared to an inflow of $49.3 million for 2018. Non-recurring cash outlay of $24.5 million which we used for restructuring activities significantly impacted 2019 normal operating cash. As of December 31, 2019 the Company had net debt of $81.2 million, with a net debt to EBITDA ratio of 1.2x.
“I am pleased we executed plans to deliver fourth quarter cash generation in line with our prior guidance,” stated Mr. Maskara. “We are committed to returning to stronger cash generation in 2020, as we finalize our transformation plan spend and drive working capital improvements.”
Other Items
We noted a material weakness in the internal control environment as a consequence of an ERP system implementation in one business unit during the fourth quarter of 2019. The Company performed additional analysis and procedures to ensure compliance with generally accepted accounting principles. Management has concluded that our consolidated financial statements for the periods covered by and included in the Annual Report are fairly presented in all material respects. For additional details, please refer to disclosure ITEM 9A in the Form 10-K to be filed with the U.S. Securities and Exchange Commission.
The financial results included in this press release are preliminary and pending final review by the Company and its external auditors. Financial results will not be final until the Company files its Annual Report on Form 10-K for the period.

2020 Guidance
Given the uncertain macro environment, which includes our current estimate of the adverse impact of the Coronavirus in the first half of 2020, the Company expects its 2020 adjusted EPS to be within a range of $1.30 to $1.55. The Company remains confident in delivering on items within its control, including improving cash flow, achieving planned cost reductions, and delivering on growth platforms.

Conference Call Information
Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Time on Thursday, March 5, 2020, during which management will provide a review of the Company’s financial results for the fourth quarter. U.S. participants may access the conference call by telephoning +1-877-341-8545. U.K. participants may call 0-800-028-8438. Participants from other countries may call +1-908-982-4601. The participant conference ID code is 2090569. The following link provides access to a webcast of the conference call audio and slides:
https://event.webcasts.com/starthere.jsp?ei=1240765&tp_key=cb11388725
A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible until the next quarterly report is released. To hear the recording, call +1-800-585-8367 in the U.S., 0-800-917-2646 in the U.K. and +1-404-537-3406 in other countries. Enter conference ID code 2090569 when prompted. Slides used in the presentation and a recording of the call will also be available in the investor relations section of the Luxfer website at www.luxfer.com

Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and to understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statement
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include, but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services we offer, both domestically and internationally, including as a result of the Brexit referendum, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which we operate; (v) fluctuations in the cost of raw materials, utilities and other inputs; (vi) currency fluctuations and hedging risks; (vii) our ability to protect our intellectual property; (viii) the significant amount of indebtedness we have incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (ix) our ability to remediate the material weakness in our internal controls over financial reporting. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections “Forward-Looking Statements” and “Risk factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the U.S. Securities and Exchange Commission on March 11, 2019, as well as our Annual Report on Form 10-K for the year ended December 31, 2019, which is to be filed with the U.S. Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events or otherwise.

About Luxfer Holdings PLC (“Luxfer”)
Luxfer is a global manufacturer of highly-engineered industrial materials, which focuses on value creation by using its broad array of technical knowhow and proprietary technologies. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation, and general industrial applications. For more information, visit www.luxfer.com.
Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.
Investor Contact:
Heather Harding
Chief Financial Officer
+1 414-269-5319
Investor.relations@luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Fourth quarter		Year-to-date
In millions, except share and per-share data	2019	2018	2019	2018
Net sales	$99.5	$110.9	$443.5	$487.9
Cost of goods sold	(77.8)	(86.7)	(335.5)	(365.8)
Gross profit	21.7	24.2	108.0	122.1
Selling, general and administrative expenses	(12.5)	(13.6)	(55.1)	(60.8)
Research and development	(1.2)	(0.9)	(5.7)	(6.4)
Restructuring charges	(1.6)	(11.3)	(25.9)	(13.4)
Impairment charges	(5.2)	(7.2)	(5.0)	(7.2)
Acquisition and disposal related costs	0.3	(4.3)	(1.4)	(4.3)
Other income / (charges)	0.2	—	(2.5)	—
Operating income	1.7	(13.1)	12.4	30.0
Interest expense	(1.2)	(1.0)	(4.7)	(5.0)
Interest income	0.1	0.1	0.1	0.4
Defined benefit pension credit	(0.4)	0.8	1.3	4.7
Income before income taxes and equity in net income of affiliates	0.2	(13.2)	9.1	30.1
Provision for income taxes	(2.6)	4.4	(6.7)	(5.5)
Income before equity in net income of affiliates	(2.4)	(8.8)	2.4	24.6
Equity income / (loss) of affiliates (net of tax)	—	0.3	0.7	0.4
Net (loss) / income	$(2.4)	$(8.5)	$3.1	$25.0

Earnings per share
Basic	$(0.09)	$(0.31)	$0.11	$0.94
Diluted	$(0.09)	$(0.31)	$0.11	$0.90
Weighted average ordinary shares outstanding
Basic	27,421,838	26,986,996	27,289,042	26,708,469
Diluted	27,876,992	27,788,261	27,882,864	27,692,262

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
In millions, except share and per-share data	2019	2018
Current assets
Cash and cash equivalents	$10.2	$13.8
Restricted cash	0.1	0.3
Accounts and other receivables, net of allowances of $1.3 and $2.4, respectively	66.3	62.7
Inventories	94.5	93.6
Other current assets	5.0	10.7
Total current assets	$176.1	$181.1
Non-current assets
Property, plant and equipment, net	$98.9	$106.9
Right-of-use assets from operating leases	14.8	18.4
Goodwill	68.8	67.6
Intangibles, net	13.6	14.6
Deferred tax assets	15.8	18.6
Investments and loans to joint ventures and other affiliates	2.3	1.6
Total assets	$390.3	$408.8
Current liabilities
Current maturities of long-term debt and short-term borrowings	$—	$3.5
Accounts payable	36.4	36.9
Accrued liabilities	25.2	33.8
Taxes on income	0.1	1.6
Other current liabilities	12.3	15.4
Total current liabilities	$74.0	$91.2
Non-current liabilities
Long-term debt	$91.4	$73.6
Pensions and other retirement benefits	35.2	40.0
Deferred tax liabilities	2.5	3.5
Other non-current liabilities	12.8	16.2
Total liabilities	$215.9	$224.5
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2019 and 2018; issued and outstanding 29,000,000 shares for 2019 and 2018	$26.6	$26.6
Deferred shares of £0.0001 par value; authorized 761,845,318,444; issued and outstanding 761,835,338,444 shares for 2019 and authorized 769,423,688,000; issued and outstanding 769,413,708,000 shares for 2018	149.9	149.9
Additional paid-in capital	68.4	65.6
Treasury shares	(4.0)	(4.3)
Own shares held by ESOP	(1.7)	(2.2)
Retained earnings	84.8	95.3
Accumulated other comprehensive loss	(149.6)	(146.6)
Total shareholders' equity	$174.4	$184.3
Total liabilities and shareholders' equity	$390.3	$408.8

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year-to-date
In millions	2019	2018
Operating activities
Net income	$3.1	$25.0
Adjustments to reconcile net income to net cash (used for) / provided by operating activities
Equity income of unconsolidated affiliates	(0.7)	(0.4)
Depreciation	14.1	17.8
Amortization of purchased intangible assets	1.2	1.2
Loss on disposal of property, plant and equipment	0.2	0.3
Amortization of debt issuance costs	0.3	0.3
Share-based compensation charges	4.5	4.8
Deferred income taxes	3.2	0.2
Gain on disposal of business	(2.9)	—
Asset impairment charges	10.0	13.9
Pension and other post-retirement expense / (credit)	1.4	0.4
Defined benefit pension contributions	(7.9)	(7.6)
Defined contribution pension and other post-retirement contributions	(4.2)	(4.7)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(2.7)	5.8
Inventories	0.3	(15.5)
Other current assets	(1.0)	1.1
Accounts payable	(0.8)	7.3
Accrued liabilities	(11.6)	4.8
Other current liabilities	(0.9)	9.9
Other non-current assets and liabilities	0.2	(1.4)
Net cash (used for) / provided by operating activities	$5.8	$63.2
Investing activities
Capital expenditures	$(13.9)	$(13.9)
Proceeds from sale of property, plant and equipment	1.2	0.1
Proceeds from sale of businesses	4.4	—
Investments in unconsolidated affiliates	—	1.1
Acquisitions, net of cash acquired	—	2.7
Net cash used for investing activities	$(8.3)	$(10.0)
Financing activities
Net repayments of short-term borrowings	$(3.5)	$(15.7)
Net drawdown / (repayment) of long-term borrowings	17.5	(21.3)
Deferred consideration paid	(0.5)	(0.8)
Proceeds from sale of shares	3.5	6.6
Share-based compensation cash paid	(4.4)	(7.3)
Dividends paid	(13.6)	(13.4)
Net cash from / (used for) financing activities	$(1.0)	$(51.9)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	(0.5)
Net decrease	$(3.8)	$0.8
Cash, cash equivalents and restricted cash; beginning of year	14.1	13.3
Cash, cash equivalents and restricted cash; end of the Third Quarter	10.3	14.1

Supplemental cash flow information:
Interest payments	$4.6	$4.6
Income tax payments	6.1	2.9

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date
In millions	2019	2018	2019	2018	2019	2018	2019	2018
Gas Cylinders segment	$52.9	$56.2	$223.6	$238.1	$5.4	$6.1	$23.3	$23.4
Elektron segment	46.6	54.7	219.9	249.8	7.3	9.9	44.8	56.2
Consolidated	$99.5	$110.9	$443.5	$487.9	$12.7	$16.0	$68.1	$79.6

	Depreciation and amortization				Restructuring charges
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date
In millions	2019	2018	2019	2018	2019	2018	2019	2018
Gas Cylinders segment	$1.6	$1.5	$5.7	$7.3	$1.2	$9.9	$20.7	$10.0
Elektron segment	2.4	3.0	9.6	11.7	0.4	1.4	5.2	3.4
Consolidated	$4.0	$4.5	$15.3	$19.0	$1.6	$11.3	$25.9	$13.4

	Fourth Quarter		Year-to-date
In millions	2019	2018	2019	2018
Adjusted EBITDA	$12.7	$16.0	$68.1	$79.6
Other share-based compensation charges	(0.5)	(1.7)	(4.5)	(4.8)
Loss on disposal of property, plant and equipment	(0.2)	(0.1)	(0.2)	(0.3)
Depreciation and amortization	(4.0)	(4.5)	(15.3)	(19.0)
Unwind discount on deferred consideration	—	0.3	(0.2)	(0.2)
Restructuring charges	(1.6)	(11.3)	(25.9)	(13.4)
Impairment charge	(5.2)	(7.2)	(5.0)	(7.2)
Acquisition and disposal related gains / (costs)	0.3	(4.3)	(1.4)	(4.3)
Other income / (charges)	0.2	—	(2.5)	—
Defined benefits pension mark-to-market gain	(0.4)	0.8	1.3	4.7
Interest expense, net	(1.1)	(0.9)	(4.6)	(4.6)
Provision for income taxes	(2.6)	4.4	(6.7)	(5.5)
Net (loss) / income	$(2.4)	$(8.5)	$3.1	$25.0

LUXFER HOLDINGS PLC
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Fourth Quarter		Year-to-date
In millions except per share data	2019	2018	2019	2018
Net income / (loss)	$(2.4)	$(8.5)	$3.1	$25.0
Accounting charges relating to acquisitions and disposals of businesses:
Unwind of discount on deferred consideration	—	(0.3)	0.2	0.2
Amortization on acquired intangibles	0.3	0.3	1.2	1.2
Acquisitions and disposals	(0.3)	4.3	1.4	4.3
Defined benefit pension credit	0.4	(0.8)	(1.3)	(4.7)
Restructuring charges	1.6	11.3	25.9	13.4
Impairment charges	5.2	7.2	5.0	7.2
Other charges	(0.2)	—	2.5	—
Share-based compensation charges	0.5	1.7	4.5	4.8
Other non-recurring tax items	—	(2.9)	—	(2.9)
Income tax on adjusted items	1.1	(1.1)	(2.7)	(1.7)
Adjusted net income	$6.2	$11.2	$39.8	$46.8

Adjusted earnings per ordinary share
Diluted earnings per ordinary share	$(0.09)	$(0.31)	$0.11	$0.90
Impact of adjusted items	0.31	0.71	1.32	0.79
Adjusted diluted earnings per ordinary share	$0.22	$0.40	$1.43	$1.69

ADJUSTED EBITDA (UNAUDITED)

	Fourth Quarter		Year-to-date
In millions	2019	2018	2019	2018
Adjusted net income	$6.2	$11.2	$39.8	$46.8
Add back:
Other non-recurring tax items	—	2.9	—	2.9
Income tax on adjusted items	(1.1)	1.1	2.7	1.7
Provision for income taxes	2.6	(4.4)	6.7	5.5
Net finance costs	1.1	0.9	4.6	4.6
Adjusted EBITA	$8.8	$11.7	$53.8	$61.5
Loss on disposal of PPE	0.2	0.1	0.2	0.3
Depreciation	3.7	4.2	14.1	17.8
Adjusted EBITDA	$12.7	$16.0	$68.1	$79.6

ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)

	Fourth Quarter		Year-to-date
In millions	2019	2018	2019	2018
Adjusted net income	$6.2	$11.2	$39.8	$46.8
Add back:
Other non-recurring tax items	—	2.9	—	2.9
Income tax on adjusted items	(1.1)	1.1	2.7	1.7
Provision for income taxes	2.6	(4.4)	6.7	5.5
Adjusted income before income taxes	$7.7	$10.8	$49.2	$56.9
Adjusted provision for income taxes	1.5	(0.4)	9.4	10.1
Adjusted effective tax rate	19.5%	(3.7)%	19.1%	17.8%

HISTORICAL SUPPLEMENTAL DATA EXCLUDING CZECH DIVESTMENT (UNAUDITED)

Net Sales
	2018					2019
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Gas Cylinders Segment	59.3	60.4	62.2	56.2	238.1	58.4	58.1	54.2	52.9	223.6
Elektron Segment	55.1	63.0	62.5	50.8	231.4	57.5	55.3	52.9	46.6	212.3
Total excl. Czech	114.4	123.4	124.7	107.0	469.5	115.9	113.4	107.1	99.5	435.9

Czech	5.3	4.8	4.4	3.9	18.4	4.5	3.1	—	—	7.6
	119.7	128.2	129.1	110.9	487.9	120.4	116.5	107.1	99.5	443.5

Adjusted EBITDA
	2018					2019
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Gas Cylinders Segment	6.0	5.0	6.3	6.1	23.4	4.5	7.1	6.3	5.4	23.3
Elektron Segment	13.0	16.3	16.7	9.5	55.5	13.8	13.2	10.4	7.3	44.7
Total excl. Czech	19.0	21.3	23.0	15.6	78.9	18.3	20.3	16.7	12.7	68.0

Czech	0.2	0.1	—	0.4	0.7	0.2	(0.1)	—	—	0.1
	19.2	21.4	23.0	16.0	79.6	18.5	20.2	16.7	12.7	68.1

Geographic Region Net Sales
	2018					2019
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
USA	62.2	65.9	67.2	53.8	249.1	60.3	62.6	58.0	57.0	237.9
UK	11.6	11.7	13.1	11.1	47.5	11.4	9.0	7.9	7.0	35.3
Germany	6.7	5.4	6.6	7.0	25.7	5.5	3.7	4.2	3.8	17.2
Italy	5.1	4.7	6.8	6.2	22.8	6.3	5.0	5.1	5.8	22.2
France	4.9	4.1	3.9	4.1	17.0	5.2	4.2	3.5	3.6	16.5
Top 5 Countries	90.5	91.8	97.6	82.2	362.1	88.7	84.5	78.7	77.2	329.1
Rest of Europe	7.3	9.4	7.4	7.7	31.8	11.4	9.8	8.6	7.9	37.7
Asia	10.6	15.8	14.3	12.3	53.0	11.6	12.7	13.0	10.3	47.6
Other	6.0	6.4	5.4	4.8	22.6	4.2	6.4	6.8	4.1	21.5
Total excl. Czech	114.4	123.4	124.7	107.0	469.5	115.9	113.4	107.1	99.5	435.9

Disaggregated Net Sales
	2018					2019
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
General industrial	41.4	46.4	51.7	35.1	174.6	43.7	39.5	39.1	35.4	157.7
Transportation	28.8	34.5	34.7	35.4	133.4	35.5	38.2	32.7	29.4	135.8
Defense and emergency	36.8	33.2	30.7	28.0	128.7	29.2	30.9	29.3	29.2	118.6
Healthcare	7.4	9.3	7.6	8.5	32.8	7.5	4.8	6.0	5.5	23.8
Total excl. Czech	114.4	123.4	124.7	107.0	469.5	115.9	113.4	107.1	99.5	435.9